NOTICE OF GUARANTEED DELIVERY

         This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the prospectus, dated ___________ ____, 2001 (the "Prospectus"), of INSpire Insurance Solutions, Inc., a Texas corporation, if a holder of Subscription Rights cannot deliver the Subscription Certificate(s) evidencing the Subscription Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern Standard Time, on ________ ____, 2001 (as it may be extended, the "Expiration Date"). The Notice of Guaranteed Delivery must be sent by facsimile transmission, hand delivery or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "About the Rights Offering -- Guaranteed Delivery Procedures" in the Prospectus. Payment of the Subscription Price of $_____ per share for each share of Common Stock subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date, even if the Subscription Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription
Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) Nasdaq trading days after the date of execution of the Notice of Guaranteed Delivery.

The address, telephone and facsimile numbers of the Subscription Agent are as follows:

If by Hand Delivery or Overnight Delivery:

                                    Mellon Investor Services LLC
                                    New York, New York ______
                                    Telephone:__________________
                                    Facsimile:__________________


If by First Class Mail or Registered Mail:

                                    Mellon Investor Services LLC
                                    New York, New York ______
                                    Telephone:______________________
                                    Facsimile:______________________


         Delivery of this instrument to an address other than as set forth above or transmission of instructions via a facsimile other than as set forth above does not constitute a valid delivery.

         This form is not to be used to guarantee signatures. If a signature on a Subscription Certificate is required to be guaranteed by an Eligible Guarantor Institution due to special issuance or delivery instructions, such signature guarantee must appear in the applicable space provided in the signature box of the Subscription Certificate.

Ladies and Gentlemen:

         The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing Subscription Rights issued by INSpire Insurance Solutions, Inc. and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Basic Subscription Privilege to subscribe for one share of Common Stock per Subscription Right with respect to the number of shares set forth below and, if applicable, elects to exercise the Over-Subscription Privilege with respect to the number of shares set forth below pursuant to the Over-Subscription Privilege described in the Prospectus:

No. of Shares subscribed for pursuant to Basic
Subscription Privilege:____________________________


Plus

No. of Shares subscribed for pursuant to Over-Subscription Privilege:__________________________


                                             TOTAL:__________________________


         multiplied by the Subscription Price $______ of per share

                             TOTAL PAYMENT DUE:
                                               =============================

         The undersigned understands that payment of the Subscription Price of $_____ per share for each share of Common Stock subscribed pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

     [ ] is being delivered to the Subscription Agent herewith; or

     [ ] has been delivered separately to the Subscription Agent; and

is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

     [ ] uncertified check (NOTE: Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

     [ ] certified check

     [ ] bank draft (cashier's check)

     [ ] money order

     [ ] wire transfer of immediately available funds

If by certified check, bank draft or money order, please provide the following information:

Name of maker:________________________________


Date of check, draft or money order:___________________

Signature(s):__________________________    Address:__________________________
             __________________________            __________________________
             __________________________            __________________________




Name(s): ______________________________    Telephone:______________________
            (please type or print)

         ______________________________              ______________________
            (please type or print)

         ______________________________              ______________________
            (please type or print)


Subscription
Certificate No.(s):___________________________

                 THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

        (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)

         The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three Nasdaq trading days after the date set forth below, the undersigned will deliver to the Subscription Agent the Subscription Certificates representing the Subscription Rights being exercised hereby, with any required signature guarantees and any other required documents.

_______________________________                  ______________________________
Name of Firm                                     Authorized Signature

_______________________________                  ______________________________
Address                                          Name

_______________________________                  ______________________________
City, State, Zip Code                            Title

_______________________________
Area Code and Telephone Number

Date:______________________, 2001


         The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.